As filed with the Securities and Exchange Commission on August 31, 2004.
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                          Capital Southwest Corporation
             (Exact Name of Registrant as Specified in its Charter)

                   Texas                              75-1072796
      (State of Other Jurisdiction of              (I.R.S. Employer
       Incorporation or Organization)           Identification Number)

       12900 Preston Road, Suite 700                     75230
               Dallas, Texas                          (Zip Code)
  (Address of Principal Executive Offices)

                                ----------------
                             1999 Stock Option Plan
                            (Full Title of the Plan)
                                ----------------

                                William R. Thomas
                       President and Chairman of the Board
                          Capital Southwest Corporation
                          12900 Preston Road, Suite 700
                               Dallas, Texas 75230
                     (Name and Address of Agent for Service)

                                 (972) 233-8242
          (Telephone Number, Including Area Code, of Agent for Service)
                                ----------------

                                    Copy to:

                                  Gina E. Betts
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201
                                 (214) 740-8000
                                ----------------

                                           CALCULATION OF REGISTRATION FEE
================================= ========================= ==================== ==================== ===================
                                                              Proposed Maximum     Proposed Maximum
       Title of Securities                                   Offering Price per   Aggregate Offering       Amount of
         to be Registered          Amount to be Registered        Share(1)             Price(1)       Registration Fee(2)
--------------------------------- ------------------------- -------------------- -------------------- -------------------
Common Stock,                              140,000                 $76.92             $10,768,800          $1,364.41
  $1.00 par value(1).............
================================= ========================= ==================== ==================== ===================

(1) Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act") on the basis of the average of the high and low prices for the Common Stock on The Nasdaq Stock Market on August 25, 2004.

(2)   Calculated pursuant to Section 6(b) of the Securities Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

      The information specified by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

      The information specified by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The documents set forth below are hereby incorporated by reference in this Registration Statement.

            (i) Our Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

            (ii) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

            (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the 2004 Form 10-K.

            (iv) The description of our Common Stock, par value $1.00 per share, set forth in our Amendment No. 11 to its Form N-2 for the fiscal year ended March 31, 1987, including any amendment or report filed for the purpose of updating such information.

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as such statement is so modified or superceded.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position with the corporation. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified if it is determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he conducted himself in good faith and reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

      Our Articles of Incorporation, as amended, provide for indemnification of our present and former directors, officers and employees, and those of our affiliates, Capital Southwest Management Corporation and Capital Southwest Venture Corporation.

      Our Articles of Incorporation, as amended, provide that we may only provide indemnification to the extent permitted by or not prohibited by the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC.

      We entered into Indemnification Agreements with all of our directors and officers and may in the future enter into such indemnification agreements with our directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys'
fees) actually incurred by the person to be indemnified in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to any such action, suit or proceeding, by reason of such person's service in such position. Such indemnification agreements do not change the basic legal standards for indemnification set forth in the Texas Business Corporation Act or our Articles of Incorporation, as amended. Such provisions are intended to be in furtherance, and not in limitation of, the general right to the indemnification provided in our Articles of Incorporation, as amended, and our Bylaws.

Item 7.  Exemption From Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

                                 EXHIBIT INDEX



  Exhibit
  Number                              Description
----------  --------------------------------------------------------------------
 3.1 (a) Articles of Incorporation and Articles of Amendment to Articles of Incorporation, dated June 25, 1969 (filed as Exhibit 1(a) and 1(b) to Amendment No. 3 to Form N-2 for the fiscal year ended March 31,
            1979).

 3.1 (b) Articles of Amendment to Articles of Incorporation, dated July 20, 1987 (filed as an exhibit to Form N-SAR for the six month period ended September 30, 1987).

     3.2 By-Laws of the Company, as amended (filed as Exhibit 2 to Amendment No. 11 to Form N-2 for the fiscal year ended March 31, 1987).

     4.1 Specimen of Common Stock certificate (filed as Exhibit 4.1 to Form 10-K for the fiscal year ended March 31, 2002).

    *5.1    Opinion of Locke Liddell & Sapp LLP.

   *23.1 Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP.

   *23.2    Consent of Independent Registered Public Accounting Firm - KPMG LLP.

    23.3    Consent of Locke  Liddell & Sapp LLP  (included in opinion  filed as
            Exhibit 5.1).

    24.1    Power of attorney (set forth on the signature page(s) hereof).
------------
*Filed herewith.


Item 9.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the  requirements  of the Securities  Act,  Capital  Southwest
Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 31st day of August, 2004.

                                          CAPITAL SOUTHWEST CORPORATION



                                          By: /s/ William R. Thomas
                                             -----------------------------------
                                             William R. Thomas
                                             President and Chairman of the Board


                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned officers and directors of the registrant hereby constitutes William R. Thomas and Susan K.
Hodgson, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange
Commission and any state or other securities authority.


        Signature                            Title                           Date
        ---------                            -----                           ----

/s/ William R. Thomas         President and Chairman of the Board,
---------------------------   and Director (Chief Executive Officer)    August 31, 2004
William R. Thomas


/s/ Gary L. Martin                         Director                     August 31, 2004
---------------------------
Gary L. Martin



/s/ Graeme W. Henderson                    Director                     August 31, 2004
--------------------------
Graeme W. Henderson


/s/ Samuel B. Ligon                        Director                     August 31, 2004
--------------------------
Samuel B. Ligon


/s/ John H. Wilson                         Director                     August 31, 2004
--------------------------
John H. Wilson



/s/ Susan K. Hodgson             Secretary-Treasurer (Chief
------------------------        Financial/Accounting Officer)           August 31, 2004
Susan K. Hodgson

                                 EXHIBIT INDEX



  Exhibit
  Number                              Description
----------  --------------------------------------------------------------------
 3.1 (a) Articles of Incorporation and Articles of Amendment to Articles of Incorporation, dated June 25, 1969 (filed as Exhibit 1(a) and 1(b) to Amendment No. 3 to Form N-2 for the fiscal year ended March 31,
            1979).

 3.1 (b) Articles of Amendment to Articles of Incorporation, dated July 20, 1987 (filed as an exhibit to Form N-SAR for the six month period ended September 30, 1987).

     3.2 By-Laws of the Company, as amended (filed as Exhibit 2 to Amendment No. 11 to Form N-2 for the fiscal year ended March 31, 1987).

     4.1 Specimen of Common Stock certificate (filed as Exhibit 4.1 to Form 10-K for the fiscal year ended March 31, 2002).

    *5.1    Opinion of Locke Liddell & Sapp LLP.

   *23.1 Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP.

   *23.2    Consent of Independent Registered Public Accounting Firm - KPMG LLP.

    23.3    Consent of Locke  Liddell & Sapp LLP  (included in opinion  filed as
            Exhibit 5.1).

    24.1    Power of attorney (set forth on the signature page(s) hereof).
------------
*Filed herewith.



















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